SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 August 21, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 304-4156
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On August 21, 2006, American TonerServ Corp. (the "Company") filed a Certificate of Amendment to the Certificate of Incorporation of the Company. The Certificate of Amendment increased the number of authorized shares to 450,000,000 shares of common stock, each having a par value of $.001 per share, and 50,000,000 shares of preferred stock, each having a par value of $.001 per share. The Certificate of Amendment also effects a one for ten (1 for 10) forward split of the shares of the Company's common stock outstanding. As a result of the forward split, the Company now has 22,771,880 shares of common stock outstanding. The forward split became effective on the OTC Bulletin Board at the open of business on August 22, 2006. The new symbol on the OTC Bulletin Board is "ASVP."

     A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     The exhibit identified below is filed as part of this report:

     Exhibit 3.1 Certificate of Amendment to Certificate of Incorporation filed August 21, 2006



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      AMERICAN TONERSERV CORP.



Dated: August 22, 2005                By: /s/ Daniel J. Brinker
                                          Daniel J. Brinker
                                          President